FIRST WATCH RESTAURANT GROUP, INC. ANNOUNCES PRELIMINARY OPERATIONAL METRICS

THE COMPANY RAISES FOURTH QUARTER GUIDANCE ON THE STRENGTH OF
36.7% GROWTH IN SAME-RESTAURANT SALES

BRADENTON, FL — January 10, 2022 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the Daytime Dining concept serving breakfast, brunch and lunch, today reported certain preliminary operational results for the thirteen weeks ended December 26, 2021 (“fourth quarter”) and fiscal year ended December 26, 2021 (“fiscal 2021”).

Management Commentary:

“We are proud to share these preliminary results from First Watch’s fourth quarter. Our 36.7% same-restaurant sales growth is driven by more than 30% same-restaurant traffic growth, building upon the 28 consecutive quarters of positive same-restaurant sales we achieved prior to the pandemic, from fiscal 2013 to fiscal 2019,” said Chris Tomasso, Chief Executive Officer and President of First Watch. “Our continued strong performance is possible because of the dedication of our operations teams throughout the country, whose resilience and gracious service are reflected in these results.”

Sales and Traffic Highlights:

	Fourth Quarter	Fiscal 2021
Same-Restaurant Sales Growth	+36.7%	+63.0%
Same-Restaurant Sales Growth compared to 2019 (*)	+20.6%	+14.3%
Same-Restaurant Traffic Growth	+31.9%	+52.6%
Same-Restaurant Traffic Growth compared to 2019 (*)	+6.1%	-0.5%
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* Comparison to the thirteen weeks ended December 29, 2019 and fiscal year ended December 29, 2019 is provided for enhanced comparability.

Restaurant Development:
First Watch opened 8 system-wide restaurants during the fourth quarter, consisting of 5 company-owned restaurants and 3 franchise-owned restaurants. In addition, during the quarter the Company accelerated the planned closure of a 30-year-old company-owned restaurant.

There were 31 system-wide restaurant openings during fiscal 2021, consisting of 22 company-owned restaurants and 9 franchise-owned restaurants.

At December 26, 2021, First Watch had 435 system-wide restaurants, consisting of 341 company-owned restaurants and 94 franchise-owned restaurants across 28 states.

Updated Outlook:

Based upon the preliminary same-restaurant sales growth noted above and considering certain end-of-year expenses, management expects Adjusted EBITDA*** to be slightly above the high-end of the previously announced Adjusted EBITDA range of $10.2 million to $11.2 million for the fourth quarter.
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*** We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Upcoming Conference Participation:

As previously announced, Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a fireside chat at the 24th Annual ICR Conference today at 3:30 p.m. Eastern Time. The fireside chat webcast will be available at https://investors.firstwatch.com in the News & Events section and will be archived on the site shortly after it has concluded.

The Company will also be participating at the Jefferies 11th Annual Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit, which is being held virtually January 24-25, 2022. The presentation webcast will be available at https://investors.firstwatch.com in the News & Events section and will be archived on the site shortly after it has concluded.

Definitions:
The following definitions apply to these terms as used in this release:
Adjusted EBITDA: a non-GAAP financial measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance. Adjusted EBITDA as shown is not adjusted to reflect the impact of pre-opening expenses or deferred rent (income) expense.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen weeks ended December 26, 2021 there were 269 restaurants in the one-year Comparable Restaurant Base and 210 restaurants in the two-year Comparable Restaurant Base. We gather daily sales data and regularly analyze the customer traffic counts and the mix of menu items sold to aid in developing menu pricing, product offerings and promotional strategies designed to produce sustainable same-restaurant sales growth.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. For the thirteen weeks ended December 26, 2021 there were 269 restaurants in the one-year Comparable Restaurant Base and 210 restaurants in the two-year Comparable Restaurant Base. We gather daily traffic data and regularly analyze customer traffic to aid in developing menu pricing, product offerings and promotional strategies.

System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

Non-GAAP Financial Measures:

To supplement the consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA (a “non-GAAP financial measure”). This non-GAAP financial measure is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. This non-GAAP financial measure may differ from similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA: Management uses Adjusted EBITDA (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies (iii) internally as benchmarks to compare the Company’s performance to that of its competitors and (iv) to provide investors with additional transparency of the Company’s operations. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of the Company’s operating performance relative to the Company’s performance based on the Company’s GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company’s ongoing core operating performance.

About First Watch:
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s award winning chef-driven menu includes elevated executions of classic favorites for breakfast, lunch and brunch along with First Watch-specific specialties such as our protein-packed Quinoa Power Bowl®, Farmstand Breakfast Tacos, Avocado Toast, Morning Meditation (juiced in-house daily), our Vodka Kale Tonic, Chickichangas and our famous Million Dollar Bacon. In 2021, First Watch was recognized as FSR Magazine’s Best Menu and as the fastest-growing full-service restaurant company based on unit growth. There are more than 430 First Watch restaurants in 28 states, and the restaurant concept is majority owned by Advent International, one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning First Watch’s possible or assumed future results of operations, new restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on First Watch’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: adverse effects of the COVID-19 pandemic or other infectious diseases; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. These factors include but are not limited to those described under “Risk Factors” in the Company’s Registration Statement filed on Form S-1 with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at https://investors.firstwatch.com/financialinformation/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact

Raphael Gross

203.682.8253

investors@firstwatch.com

Media Relations Contact

FirstWatch@icrinc.com